EXHIBIT 99.1
2006 Summary Compensation Table
     The following table presents information concerning the compensation of the named executive officers for the fiscal year ended December 31, 2006.

				Non-Equity
			Option	Incentive Plan	All Other
		Salary	Grants	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)
Steven Laub(4)	2006	$255,769	$470,356	$395,996	$6,925	$1,129,046
President and Chief Executive Officer
Robert Avery	2006	$315,412	$234,102	$278,907	$13,655	$842,076
Vice President Finance and Chief Financial Officer
Bernard Pruniaux(5)	2006	$304,269	$225,605	$116,629	$22,653	$669,156
Vice President and General Manager, ASIC Segment
Graham Turner(6)	2006	$325,075	$135,142	$181,808	$24,906	$666,931
Vice President and General Manager, Microcontroller Segment
Tsung-Ching Wu	2006	$445,926	$221,868	$280,157	$15,593	$963,544
Executive Vice President, Office of the President
George Perlegos(7)	2006	$517,988	$69,066	—	$8,751	$595,805
Former President and Chief Executive Officer

(1)	Amounts shown do not reflect compensation actually received by the named executive officer. Instead the dollar value of these awards is the compensation cost recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with the provisions of Statement of Financial Accounting Standards No. 123R, “Share Based Payment,” (SFAS No. 123R), but excluding any estimate of future forfeitures related to service-based vesting conditions and reflecting the effect of any actual forfeitures. During the year ended December 31, 2006, the Company’s weighted average assumptions to value stock option grants using the Black-Scholes option pricing model were as follows: expected life in years (5.27–7.00), risk-free interest rate (4.59%–5.10%); expected volatility (65%–72%) and expected dividend yield (0%).

(2)	The amounts under Non-Equity Incentive Plan Compensation reflect cash bonuses granted pursuant to an executive bonus plan for fiscal year 2006 adopted by the Compensation Committee on September 29, 2006 (the “Bonus Plan”).

(3)	The value of perquisites and other personal benefits for each of the named executive officers is as follows:
•	Steven Laub: Company paid portion of insurance: health ($5,358), life ($750), short-term disability ($128), long-term disability ($189); Company’s matching of 401(k) contributions ($500).

•	Robert Avery: Company paid portion of insurance: health ($11,275), life ($1,620), short-term disability ($306), long-term disability ($454); Company’s matching of 401(k) contributions ($500).

•	Bernard Pruniaux: Company auto ($5,391); Company pension plan contribution ($7,082); Company paid portion of insurance: health ($8,909), life ($511), short-term disability ($306), long-term disability ($454). Mr. Pruniaux’s auto and pension plan contribution were paid in Euros (the translation to U.S. Dollars is based on average month-end exchange rates of 1.26637 U.S. Dollars per Euro in 2006).

•	Graham Turner: Company paid tax preparation ($2,801); Company pension plan contribution ($22,105). Mr. Turner’s tax preparation and pension plan contribution were paid in Swiss Francs (the translation to U.S. Dollars is based on average month-end exchange rates of 1.245 Swiss Francs per U.S. Dollar in 2006).

•	Tsung-Ching Wu: Company paid portion of insurance: health ($12,623), life ($1,710), short-term disability ($306), long-term disability ($454); Company’s matching of 401(k) contributions ($500).

•	George Perlegos: Company paid portion of insurance: health ($7,258), life ($1,050), short-term disability ($179), long-term disability ($265).

(4)	The annual salary for Mr. Laub for 2006 (effective August 2006 upon his entering into an employment agreement to become Atmel’s President and Chief Executive Officer) was $700,000.

(5)	Other than perquisites and unless otherwise noted, Mr. Pruniaux’s compensation was paid in Euros (the translation to U.S. Dollars is based on average month-end exchange rates of 1.26637 U.S. Dollars per Euro in 2006). Salary includes payments in U.S. Dollars in the amount of $52,000. Mr. Pruniaux’s Non-Equity Incentive Plan Compensation was calculated in U.S. Dollars on June 18, 2007 and converted at the U.S. Dollar per Euro exchange rate on such date, except for $56,987 which was previously paid as an advance.

(6)	Other than perquisites and unless otherwise noted, Mr. Turner’s compensation was paid in Swiss Francs (the translation to U.S. Dollars is based on average month-end exchange rates of 1.245 Swiss Francs per U.S. Dollar in 2006). Mr. Turner’s Non-Equity Incentive Plan Compensation was calculated in U.S. Dollars on June 18, 2007 and converted at the Swiss Francs per U.S. Dollar exchange rate on such date, except for $88,353 which was previously paid as an advance.

(7)	The annual salary for Mr. Perlegos for 2006 was $750,048. Mr. Perlegos was terminated for cause in August 2006.

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